UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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EXXON MOBIL CORPORATION

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Skip to content ExxonMobil Operations Energy and innovation Sustainability Newsroom Investors About us Global Annual Reports Report March 16, 2021 Chemical ExxonMobil is among the largest chemical producers in the world with annual sales of over 25 million tonnes. We are the number one or two producer for more than 80 percent of our chemical product portfolio,19 achieved through operational excellence, cost discipline, a balanced product portfolio, proprietary technology, and industry-leading integration with our Downstream and Upstream operations. Worldwide demand for chemicals is expected to rise by approximately 40 percent by 2030,20 underpinned by global population growth, an expanding middle class, and improved living standards. These factors, together with a recognition of the lower greenhouse gas emissions from plastics versus alternatives, correspond to an increase in demand for everyday products.21 We are investing in new capacity to meet that demand. UP CLOSE: Superior performance products Polypropylene: More than 10-percent increase in production of specialized products that improve hygiene barriers in medical gowns and masks. Vistamaxx polymers: Record sales driven by enhanced softness in medical fabrics and enabling recyclability without degrading performance18 1/3 Polyethylene: Increased demand for barrier films and food and goods packaging supported record sales Polypropylene: More than 10-percent increase in production of specialized products that improve hygiene barriers in medical gowns and masks. Vistamaxx polymers: Record sales driven by enhanced softness in medical fabrics and enabling recyclability without degrading performance18 Polyethylene: Increased demand for barrier films and food and goods packaging supported record sales Polypropylene: More than 10-percent increase in production of specialized products that improve hygiene barriers in medical gowns and masks. Basic chemicals Basic chemicals are the building blocks for many of the products essential to modern life. Olefins are the feed to produce polyethylene, polypropylene, and other polymers. Aromatics and glycols are vital for a wide range of consumer and industrial products, including polyester resins, fibers for clothing, and insulation. Integration, advanced optimization tools, and flexible processes enable us to respond to dynamic market conditions, rapidly transitioning our chemical operations across an unparalleled range of feedstocks, from light gases to crude oil. This capability, in addition to reliable operations, helped us achieve an olefins production record in 2020, providing advantaged, secure feedstock for our performance and commodity products. Performance products Our performance products are used in a wide range of consumer applications, including food packaging, vehicles, and diapers. They enable tougher and lighter products that use less material, save energy, and reduce cost and waste. The enhanced properties of our performance products, and the significant value they bring to customers and end-users, differentiate them from commodity products. Leveraging our technology leadership and extensive customer collaboration, performance product sales grew by nearly 5 percent in 2020, despite lower global GDP. UP CLOSE Sustainability Plastics provide sustainability benefits and play an important role in helping society mitigate greenhouse gas emissions. We are investing in advantaged technology to recycle plastic waste at our integrated sites. We are also a founding member of the Alliance to End Plastic Waste, an organization focused on developing safe, scalable, and economically viable solutions to help end plastic waste in the environment. View our climate and sustainability reporting UP CLOSE Integrated pandemic response At the onset of the pandemic, the need for hand sanitizer, medical gowns, and masks was an essential societal challenge. We responded by re-optimizing units that typically produce gasoline, to increase production of the key feedstock for our chemical plants, critical to the manufacturing of these finished products. OUR BUSINESS DIVISIONS Explore Chemical operations ExxonMobil Chemical is one of the largest chemical companies in the world. Our facilities convert crude oil and natural gas into petrochemical feedstocks that are used in medical equipment, electronics, clothing, vitamin capsules, tires and many other products. Learn more FOOTNOTES See page 126 of the 2020 Annual Report for footnotes. Careers Newsroom Investors Contact us Energy Factor Privacy center Privacy policy Terms and conditions © Copyright 2003-2021 Exxon Mobil Corporation. All Rights Reserved.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.